Exhibit 10.5 10-Q

LOAN AGREEMENT AND SECURITY ASSIGNMENT

This loan agreement and security assignment ("Agreement") is entered into on this 30th day of April 2008 by and between WinSonic Digital Media Group, Ltd. (“WinSonic” or “Obligor”) with an office located at 101 Marietta Street, NW, Suite 2600, Atlanta, Georgia 30303 and in the Event of Default (as defined below) Winston Johnson, an individual residing at 1341 Audubon Court SW, Atlanta, Georgia 30311 and First Philadelphia, LLC , having offices at 400 Viewpoint Lane, Front Royal, Virginia 22630, MarchFive Associates, LLC having offices at 3795 Redcoat Way, Alpharetta, Georgia 30022, Crystal Beach Web Solutions, LLC, having offices at P.O. Box 71, 300 Florida Blvd., Crystal Beach, Florida 34681, Blue Ridge Allied Technical Services, having offices at P.O. Box 1683, Blue Ridge, Georgia 30513, David D. Lasier, having his principal residence at 16 Dinghy Court, Salem, South Carolina, 29676, Debra McNew, having her principal residence at 5010 Hurt Bridge Drive, Cumming, Georgia 30028, and Kevin O’Quinn, having his principal residence at 81 Heather Lane, Blue Ridge, Georgia 30513 (collectively "Obligee"):

1. Loan Amount: Obligee hereby agrees to lend to Obligor the sum of One Hundred and Sixteen Thousand, Eight Hundred Ninety Seven and Twenty Three One Hundredth’s Dollars ($116,897.23) (the “Loan Amount”), and Obligor does hereby borrow and promise to repay this Senior Debt Loan Amount and to be retired by the earlier of (1) close of the Company’s next Funding of a minimum of $3.0 million, or (2) for the amounts on the dates as provided for below, for which each payment shall reduce the Loan Amount pro rata ("Installment Payments"). Either of (1) or (2) above shall be defined as the “Due Date”.

Obligor and Obligee acknowledge that Obligor with the execution of this Note has, within three business days therefrom, paid in legally available funds the amount of ten percent (10%) of the original total amount outstanding, or $8,067.80, net of applicable withholding taxes, owing by Obligor to Obligee.

Obligee agrees that payments made pursuant to this Note, shall be paid to First Philadelphia, LLC, on behalf of the all of the parties comprising Obligee, which in turn shall distribute the respective amounts paid to the respective party.

A. Definition Funding:

1. Senior Debt: WinSonic debt instruments that provide financing take primary security against either specific or all assets of Obligor, have fixed terms of repayment and charge fixed or floating interest rates.  Debt that must be repaid before subordinated debt receives any payment in the event of default.  Debt whose terms in the event of bankruptcy, require it to be repaid before subordinated debt receives any payment; or

Loan Security

Exhibit 10.5 10-Q

2. Equity Securities: WinSonic securities whether they be in the form of common or preferred equity or any instrument convertible into common or preferred equity.

B. Definition Installment Payments:

1. Ten percent (10%) of the Loan Amount, or $9,400.52 on the May 31, 2008;
2. Twenty percent (20%) of the Loan Amount, or $20,133.77 on June 30, 2008;
3. Fifty percent (50%) of the Loan Amount, or $47,002.60 on July 31, 2008; and
4. Ten percent (10%) of the Loan Amount, or $9,400.52 on August 15, 2008.

2. Payroll Taxes: Obligor and Obligee agree that of the payments made pursuant to this Note, that Obligor shall first offset said respective payment by any applicable payroll tax, if any.

3. Interest:  The loan shall bear 6% interest per annum up to and including the Due Date. If the loan is not paid by the (“Due Date”), the unpaid balance (principal and interest) shall bear interest at the rate of 12% per annum until paid in full. Interest on this Note shall be payable monthly on the last Business Day of each calendar month (commencing April 30, 2008 and upon the Due Date).

4. Security & Assignment:

Grant of Security Interest. As an inducement for the Obligor to purchase the Notes and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, WinSonic hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Obligee, a continuing security interest in and to the Collateral (the “Security Interest”).

“Collateral” means the collateral in which the Obligee is granted a security interest by this Agreement and which shall include the following, whether presently owned or existing or hereafter acquired or coming into existence, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

A. All Goods of Obligor, including, without limitations, all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Company’s businesses and all improvements thereto (collectively, the “Equipment”); and

B. All Receivables of Obligor, including all insurance proceeds, and rights to refunds or indemnification whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each Receivable.

Loan Security
2

Exhibit 10.5 10-Q

In the Event of Default, pursuant to and as defined in the Note, by WinSonic, Winston D. Johnson, personally guarantees the Loan Amount pursuant to the Note, plus the 12% interest (the “Default Rate”).

Further, in the Event of Default, pursuant to the Note, then Obligor shall additionally owe Mr. David D. Lasier the amount of $100,750.00, pursuant to the provisions of the employment agreement entered into between WinSonic and Mr. Lasier, for a then total amount owing pursuant to the Note of $120,900.00, for which the Loan Amount shall be increased accordingly.

5. Warranties of Obligor: Obligor warrants and represents that it has full power and authority to enter into this agreement and that this agreement is not in violation of any other agreement nor of any covenant or restriction contained in any agreement to which Obligor is bound.

Obligor further warrants that WinSonic has obtained all requisite corporate authority and approval, and has complied with the necessary corporate formalities in entering into this Agreement.

Obligor also warrants that it will not obtain Funding that would prohibit the repayment of this obligation. This Agreement is intended to be retired by the Obligor’s next Funding, or pursuant to the Installment Payments, and is required to be repaid before other debt receives any payment.

6. Further Documents: Obligor agrees to execute such other and further documents as shall be reasonable necessary or required by Obligee to carry out the provisions of this agreement.

7. Collection Costs: In the event that Obligee shall be required to take legal action to enforce the provisions hereof, Obligee shall be entitled to recover all costs of collection, including reasonable attorney's fees and costs, whether or not a legal proceeding is commenced, if the Obligation is not paid as and when due.

8. Miscellaneous: This agreement shall be governed by Georgia Law and any action to enforce the provisions hereof shall be resolved by binding and expedited Arbitration in accordance with the rules and procedures of the American Arbitration Association (AAA) in Fulton County, Georgia, with a limited right of discovery consisting of not more that two depositions and one set each of written requests for admissions, production of documents, form interrogatories and special interrogatories in compliance with the Code of Civil Procedure. In the event any provision hereof is declared to be invalid or unenforceable, the parties agree in good faith to replace said provision with a valid and enforceable provision that as nearly as possible reflects the agreement and intent of the parties hereunder. This Agreement may not be modified except by a written instrument executed by both parties. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, representatives and assigns.

These signatures of the parties below confirm the foregoing as their entire understanding and agreement, superseding all prior representations, understandings and agreements, written or oral, between the parties.

Executed this ________ day of April, 2008.

WinSonic Digital Media Group, Ltd. (Obligor)

Loan Security
3

Exhibit 10.5 10-Q

By:_________________________________
Winston D. Johnson, Chairman and CEO

By:_________________________________
Winston D. Johnson
1341 Audubon Court SW
Atlanta, Georgia 30311

(Obligee)

By: __________________________
Thomas P. Tanis, Jr., Chairman
First Philadelphia, LLC

By: __________________________
Phillip Griffith
MarchFive Associates

By: __________________________
Raymond Cannon
Crystal Beach Web Solutions, LLC

By: __________________________
Kevin O’Quinn
Blue Ridge Allied Technical Services

By: __________________________
David D. Lasier

By: __________________________
Debra McNew

By: __________________________
Kevin O’Quinn

Loan Security
4

Exhibit 10.5 10-Q

PROMISSORY NOTE
(the “Note”)

U.S. $116,897.23	Atlanta, Georgia
April 30, 2008

FOR VALUE RECEIVED, WINSONIC DIGITAL MEDIA GROUP, INC., a corporation organized under the laws of the State of Nevada (“WinSonic” or “Obligor”), and in the Event of Default (as defined below) Winston Johnson, an individual residing at 1341 Audubon Court SW, Atlanta, Georgia 30311, hereby promises to pay to the order of First Philadelphia, LLC, having offices at 400 Viewpoint Lane, Front Royal, Virginia 22630, MarchFive Associates, LLC having offices at 3795 Redcoat Way, Alpharetta, Georgia 30022, Crystal Beach Web Solutions, LLC, having offices at P.O. Box 71, 300 Florida Blvd., Crystal Beach, Florida 34681, Blue Ridge Allied Technical Services, having offices at P.O. Box 1683, Blue Ridge, Georgia 30513, David D. Lasier, having his principal residence at 16 Dinghy Court, Salem, South Carolina, 29676, Debra McNew, having her principal residence at 5010 Hurt Bridge Drive, Cumming, Georgia 30028, and Kevin O’Quinn, having his principal residence at 81 Heather Lane, Blue Ridge, Georgia 30513 (collectively, the “Obligee”) in lawful money of the United States of America in immediately available funds transmitted via electronic bank wire transfer the Loan Amount, as defined below, on the Due Date as defined below. The respective components of the Loan Amount are detailed for each of the parties listed above under the Obligee are provided for and incorporated herein on Exhibit A.

1. Loan Amount: Obligee hereby agrees to lend to Obligor the sum of One Hundred and Sixteen Thousand, Eight Hundred Ninety Seven and Twenty Three One Hundredth’s Dollars ($116,897.23) (the “Loan Amount”), and Obligor does hereby borrow and promise to repay this Senior Debt Loan Amount and to be retired by the earlier of (1) close of the Company’s next Funding of a minimum of $3.0 million, or (2) for the amounts on the dates as provided for below, for which each payment shall reduce the Loan Amount pro rata ("Installment Payments"). Either of (1) or (2) above shall be defined as the “Due Date”.

Obligor and Obligee acknowledge that Obligor with the execution of this Note has, within three business days therefrom, paid in legally available funds the amount of ten percent (10%) of the original total amount outstanding, or $8,067.80, net of applicable withholding taxes, owing by Obligor to Obligee.

Obligee agrees that payments made pursuant to this Note, shall be paid to First Philadelphia, LLC, on behalf of the all of the parties comprising Obligee, which in turn shall distribute the respective amounts paid to the respective party.

Exhibit 10.5 10-Q

A. Definition Funding:

1. Senior Debt: WinSonic debt instruments that provide financing take primary security against either specific or all assets of Obligor, have fixed terms of repayment and charge fixed or floating interest rates.  Debt that must be repaid before subordinated debt receives any payment in the event of default.  Debt whose terms in the event of bankruptcy, require it to be repaid before subordinated debt receives any payment; or

2. Equity Securities: WinSonic securities whether they be in the form of common or preferred equity or any instrument convertible into common or preferred equity.

B. Definition Installment Payments:

1. Ten percent (10%) of the Loan Amount, or $9,400.52 on the May 31, 2008;
2. Twenty percent (20%) of the Loan Amount, or $20,133.77 on June 30, 2008;
3. Fifty percent (50%) of the Loan Amount, or $47,002.60 on July 31, 2008; and
4. Ten percent (10%) of the Loan Amount, or $9,400.52 on August 15, 2008.

2. Payroll Taxes: Obligor and Obligee agree that of the payments made pursuant to this Note, that Obligor shall first offset said respective principal payment by any applicable payroll tax, if any.

3. Interest:  The loan shall bear 6% interest per annum up to and including the Due Date. If the loan is not paid by the Due Date, the unpaid balance (principal and interest) shall bear interest at the rate of 12% per annum until paid in full. Interest on this Note shall be payable monthly on the last Business Day of each calendar month (commencing April 30, 2008 and upon the Due Date).

4. Security & Assignment:

Grant of Security Interest. As an inducement for the Obligor to purchase the Notes and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, WinSonic hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Obligee, a continuing security interest in and to the Collateral (the “Security Interest”).

“Collateral” means the collateral in which the Obligee is granted a security interest by this Agreement and which shall include the following, whether presently owned or existing or hereafter acquired or coming into existence, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

A. All Goods of Obligor, including, without limitations, all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Company’s businesses and all improvements thereto (collectively, the “Equipment”); and

Promissory Note

Exhibit 10.5 10-Q

B. All Receivables of Obligor, including all insurance proceeds, and rights to refunds or indemnification whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each Receivable.

Upon the occurrence of any of the following specified events (each an “Event of Default):

a)  The Obligor shall (i) default the payment then due of any principal of any of this Note; or (ii) default, and such default shall continue unremedied for five or more Business Days in the payment when due of any interest on this Note or the principal hereof;

b)  One or more judgments or decrees shall be hereafter entered against the Obligor or any of WinSonic subsidiaries, involving in the aggregate for the Obligor and its subsidiaries, the liability (if not fully covered by insurance) of $100,000 or more;

c)  The Obligor or any of WinSonic subsidiaries shall hereafter incur any indebtedness senior to the indebtedness under this Note;

d)  Obligor, or any of WinSonic subsidiaries makes a general assignment of substantially all of its assets for the benefit of creditors, or a petition in bankruptcy or under any insolvency law is filed by or against Obligor or any WinSonic subsidiaries and such petition is not dismissed within sixty (60) days after it has been filed;.

e)  In the event of the sale of substantially all of the assets of the Obligor or, if the successor is not as financially secure as the Obligor, upon the merger, consolidation or reorganization of the Obligor or any of WinSonic subsidiaries or there is a change in control of the Obligor or any of WinSonic subsidiaries.

then, upon the occurrence of any such Event of Default, and at any time thereafter, if any Event of Default shall then be continuing; then the Obligee may declare that the entirety of the principal hereof, and the interest due hereunder, to be immediately due and payable. Further Obligee shall immediately foreclose on the Collateral to which Obligor shall not impede in any fashion; Obligee’s rights to liquidate said Collateral in any order of priority Obligee believes in its best interest to collect the total obligation of Obligor as provided for herein.

In the event of default by WinSonic, Winston D. Johnson, personally guarantees the Loan Amount pursuant to the Note, plus the 12% interest (the “Default Rate”).

Further, in the Event of Default, then Obligor shall additionally owe Mr. David D. Lasier the amount of $100,750.00, pursuant to the provisions of the employment agreement entered into between WinSonic and Mr. Lasier, for a then total amount owing pursuant to this Note for Mr. Lasier of $120,900.00, for which the Loan Amount shall be increased accordingly.

Promissory Note

Exhibit 10.5 10-Q

The Obligor shall have the right to prepay the principal amount of this Note at any time, or from time to time, without penalty or premium, provided that each such payment shall be with accrued interest to the date of prepayment.

A Business Day when used herein shall mean any day other than a Saturday, Sunday or a day on which commercial banks are closed in the City of Atlanta. If a payment is due hereunder on a day which is not a Business Day then payment shall be made on the preceding Business Day.

Any fees, including attorney’s fees of the Obligee, costs or expenses incurred by the Obligee in collecting or enforcing the obligations of the Obligor under this Note shall be due and payable by the Obligor when incurred after notice thereof to Obligor. Any unpaid portion of the amounts set forth in the preceding sentence shall bear interest at the Default Rate.

Any notice required or permitted hereunder shall be in writing and delivered either personally or in writing, by certified mail, return receipt requested or by facsimile transmission, or via the Internet at the addresses set forth at the outset hereof or to such other address as either shall give notice to the other.

To the Obligee:	To the Obligor(s):

Mr. Thomas P. Tanis, Jr.	Mr. Winston Johnson
First Philadelphia, LLC	WinSonic Digital Media Group, Ltd.
Phone: (540) 636-4190	Phone: (404)-230-5705
Fax: (540) 636-3360	Cell: (404) 202-6396
Email: ttanis@hughes.net	Fax:: (404) 230-5710
Email: winston@winsonic.net

The Obligor hereby waives presentment, demand protest or notice of any kind in connection with this Note.

WINSONIC DIGITAL MEDIA GROUP, LTD.

By:
Winston Johnson, Chief Executive Officer

WINSTON JOHNSON

By:
Winston Johnson

Promissory Note

Exhibit 10.5 10-Q

ACKNOWLEDGMENT

)
) ss.
)

Before me, the undersigned, a Notary Public in and for said Fulton County and State of Georgia on this _________________, 2008, personally appeared Winston D. Johnson, to me known to be the identical person who subscribed his name to the foregoing instrument and acknowledged to me that he executed the same as his free and voluntary act and deed for the uses and purposes therein set forth.

Witness my hand and seal the day and year set forth above.

__________________________________
Notary Public
My Commission Expires:

___________________________

Promissory Note

EXHIBIT A

OBLIGEES & AMOUNTS DUE

Name	Gross Amount Due $	Gross Less Prior Payment Net Amount	Net Amount (exclude Payroll Taxes as Applicable)	Less Prior In-Process Payment $ *	Net $ Amount Loan To Pay	10% Upfront Date	Date maining Due & Pay	Due May 31, 2008	Due June 30, 2008	Due July 31, 2008	Due Aug. 15, 2008
						10.0%	90.0%	10.0%	20.0%	50.0%	10%
First Philadelphia, LLC	17,729.23	14,729.23	17,729.23	3,000.00	14,729.23	1,472.92	13,256.31	1,472.92	2,945.85	7,364.62	1472.923
MarchFive Associates, LLC	15,000.00	15,000.00	15,000.00		15,000.00	1,500.00	13,500.00	1,500.00	3,000.00	7,500.00	1500
Crystal Beach Web Solutions, LLC	4,762.30	4,762.30	4,762.30		4,762.30	476.23	4,286.07	476.23	952.46	2,381.15	476.23
Blue Ridge Allied Technical Services	1,164.70	664.70	1,164.70	500.00	664.70	66.47	598.23	66.47	132.94	332.35	66.47
Kevin O'Quinn	8,089.76	8,089.76	6,305.11		6,305.11	630.51	5,674.60	630.51	1,261.02	3,152.56	630.51125
David D. Lasier 1 **	50,301.24	49,801.24	36,016.62	500.00	35,516.62	3,551.66	31,964.96	3,551.66	7,103.32	17,758.31	3551.662
David D. Lasier 2	20,150.00	20,150.00	13,327.24		13,327.24	0.00	13,327.24	1,332.72	3,998.17	6,663.62	1332.724224
Debbie McNew 3	4,200.00	3,700.00	4,200.00	500.00	3,700.00	370.00	3,330.00	370.00	740.00	1,850.00	370
TOTAL	121,397.23	116,897.23	98,505.20	4,500.00	94,005.20	8,067.80	85,937.41	9,400.52	20,133.77	47,002.60	9,400.52

Promissory Note